UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 11, 2015
CDW CORPORATION (Exact name of registrant as specified in its charter)
Delaware	001-35985	26-0273989
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 N. Milwaukee Avenue Vernon Hills, Illinois		60061
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (847) 465-6000
None (Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers

Appointment of Director

On August 11, 2015, the board of directors of CDW Corporation (the “Company”) expanded the size of the Company’s board of directors from eleven to twelve members and appointed Joseph R. Swedish as a Class III director. As a Class III director, Mr. Swedish will stand for re-election when his initial term expires at the Company’s annual meeting of stockholders in 2016. The Company’s board of directors appointed Mr. Swedish to serve on the compensation committee and the nominating and corporate governance committee.

Consistent with the Company’s non-employee director compensation policy, Mr. Swedish will receive an annual cash retainer of $75,000 paid quarterly in arrears and an annual equity grant of restricted stock units in an amount equal to $125,000 subject to a one-year time-based vesting schedule. Mr. Swedish’s annual cash retainer and annual equity grant will be prorated in 2015 based upon board service. In connection with his appointment, Mr. Swedish and the Company will enter into the Company’s standard indemnification agreement, the form of which was filed with the Securities and Exchange Commission as Exhibit 10.32 with the Company’s Amendment No. 2 to Form S-1 filed on June 14, 2013 (Reg. No. 333-187472).

There are no arrangements or understandings between Mr. Swedish and any other person pursuant to which Mr. Swedish was appointed as a director, and there are no transactions between Mr. Swedish and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

A copy of the press release announcing the appointment of Mr. Swedish is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Appointment of Principal Accounting Officer

On August 11, 2015, the board of directors of the Company appointed Neil B. Fairfield as Vice President and Controller and principal accounting officer. Since February 26, 2015, Mr. Fairfield has served as the Company’s Acting Controller.

Mr. Fairfield, age 40, joined the Company in June 2014 as the Director, Financial Accounting. Mr. Fairfield joined the Company from HSBC Holdings plc, where he served as Senior Vice President, Corporate Finance, of HSBC North America from April 2007 to May 2014 and as Financial Controller of HFC Bank Limited in London from 2003 to 2007. Prior to HSBC Holdings plc, Mr. Fairfield was an accounting manager with JPMorganChase from 2000 to 2003 and an assistant audit manager with PwC from 1996 to 2000, both in London. Mr. Fairfield is a member of the Institute of Chartered Accountants in England & Wales and holds an FCA (the approximate equivalent of a U.S. CPA). He is a graduate of the University of Nottingham where he earned a bachelor’s degree.

In connection with Mr. Fairfield’s appointment he received a 10% increase in his base salary.

Mr. Fairfield has no family relationships with any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company, and there are no transactions between Mr. Fairfield and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

A copy of the press release announcing the appointment of Mr. Fairfield is attached hereto as Exhibit 99.2 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release dated August 12, 2015, announcing the appointment of Mr. Swedish.
99.2	Press release dated August 12, 2015, announcing the appointment of Mr. Fairfield.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CDW CORPORATION

Date:	August 12, 2015	By:	/s/ Christine A. Leahy
Christine A. Leahy
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated August 12, 2015, announcing the appointment of Mr. Swedish.
99.2	Press release dated August 12, 2015, announcing the appointment of Mr. Fairfield.